                                                                   EXHIBIT 10.35

                                December 10, 2003

VIA FACSIMILE TRANSMISSION

Herr Jens Moeckel
Executive Corporate Core Commodity Manager
Memory Product Division
Infineon Technologies AG
Gustav-Heinemann-Ring 212
D-81739 Munchen
Germany

      Re: Extension of Basic Purchase Agreement

Dear Herr Moeckel:

      We write to confirm our companies' agreement to extend the term of the Basic Purchase Agreement ("Agreement") between, on the one hand, Infineon Technologies AG, WhiteOak Semiconductor Partnership (now Infineon Technologies Richmond), and ProMOS Technologies, Inc. and, on the other hand, FormFactor, Inc. Specifically, this letter confirms that we have agreed to extend the term of the Agreement to and until June 30, 2004. All other terms and conditions of the Agreement remain unchanged.

      As required by the Agreement, and in order to ensure the completeness of everyone's files, we would appreciate it if you would countersign this letter in the space provided below and return it to our office. If you have any questions or concerns, please do not hesitate to contact me.

                                        Very truly yours,


                                        /s/ Peter B. Mathews

                                        Peter B. Mathews
                                        Sr. Vice President, Worldwide Sales

Accepted and agreed to on December 10, 2003

INFINEON TECHNOLOGIES AG


By:      /s/ i.v. [illegible]           /s/ i.v. [illegible]
     ------------------------------     -----------------------------------
Its: Mogel/Executive Core               Kraus/Executive Core
     Commodity Manager                  Commodity Manager

bcc:   Michael M. Ludwig
       Stuart L. Merkadeau